Exhibit 23.1





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Pre-Effective Amendment No. 2 to Form S-1, originally filed on Form SB-2 Registration Statement, of our report dated May 20, 2007, relating to the financial statements of New Frontier Energy, Inc. as of February 28, 2007, and the two years then ended, and the reference to our firm as experts in the Registration Statement.


/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------


March 26, 2008
Denver, Colorado


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